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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244
March 1, 2012

United States Lime & Minerals, Inc.
5429 LBJ Freeway, Suite 230
Dallas, Texas 75240

Ladies and Gentlemen:

        We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our "Appraisal Report as of December 31, 2011 on Certain Properties owned by United States Lime & Minerals, Inc.", "Appraisal Report as of December 31, 2010 on Certain Properties owned by United States Lime & Minerals, Inc.", and "Appraisal Report as of December 31, 2009 on Certain Properties owned by United States Lime & Minerals, Inc." under the sections "Item 1—Business Natural Gas Interests" and "Item 8—Notes to Consolidated Financial Statements" in the United States Lime & Minerals, Inc. Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the inclusion of our letter report dated January 20, 2012 as Exhibit 99.1 in Item 15. We further consent to the incorporation by reference of said use, references, and the letter report in the Registration Statements of United States Lime & Minerals, Inc. on Forms S-8 (File No. 033-90876, effective June 20, 2002; and File No. 333-161410, effective August 18, 2009).

Very truly yours,
/s/ PAUL J. SZATKOWSKI, P.E. DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS